Subject:    Roebling Financial Corp, Inc.
                                              Annual Meeting of Shareholders

                                  Contact:    Frank J. Travea, III
                                              President
                                              John J. Ferry
                                              Chairman of the Board
                                              (609) 499-0355

                                   Date:       January 31, 2006

(Logo)


                          ROEBLING FINANCIAL CORP, INC.
                    CONDUCTS 2006 ANNUAL SHAREHOLDERS MEETING


FOR IMMEDIATE RELEASE
---------------------

         Roebling, New Jersey -- Roebling Financial Corp, Inc. (the "Company"), the holding company of Roebling Bank, announced that its Annual Meeting of Shareholders for fiscal 2006 was held yesterday. At the meeting, shareholders elected John A. LaVecchia and George N. Nyikita as directors for three-year terms. Shareholders also ratified the Company's 2006 Stock Option Plan and the Roebling Bank 2006 Restricted Stock Plan and ratified the appointment of Fontanella and Babitts as auditors for the Company for the fiscal year ending September 30, 2006. The Company also announced that its Board of Directors had approved the purchase of approximately 47,000 additional shares of common stock in open market transactions to fund the Restricted Stock Plan. The Company's stock is traded on the over-the-counter ("OTC") bulletin board under the symbol "RBLG".